UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2010, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through its sponsor, American Realty Capital III, LLC, closed its acquisition of a portfolio of five retail condominiums in Manhattan, New York, at a purchase price of $35.0 million with an average capitalization rate of 7.2%.

The seller consists of Bleecker Street Condo, LLC, 382/384 Bleecker, LLC, 382/384 Perry Retail, LLC and BCS 387, LLC (the “Seller”).  The Seller has no material relationship with the Company and the acquisition is not an affiliated transaction. The Company previously filed the purchase and sale agreement that it entered into in connection with the acquisition as an exhibit to its Current Report on Form 8-K on October 6, 2010.

The Company financed a portion of the purchase price with a five-year, $21.3 million mortgage note bearing a fixed interest rate of 4.29% with an unaffiliated lender.  In addition, the acquisition was partially funded with $14.0 million of preferred equity proceeds received from two joint venture partners, American Realty Capital Trust, Inc., an affiliate of the Company ("ARCT"), and an unaffiliated third-party investor.  The Company may redeem the preferred equity interests of ARCT or the unaffiliated third party investor at their respective capital contribution amounts plus any accrued yields. The joint venture agreement provides the preferred equity investors with no voting rights and as such, the Company is responsible for day-to-day control over operating decisions of the properties.  The balance of the total purchase price was funded by the Company’s equity.

The properties are located on Bleecker Street in Greenwich Village and are 100% leased to five high-end fashion tenants including: Marc Jacobs, Michael Kors, Burberry, Mulberry and APC.  Each of the leases has 3% annual rent increases and remaining lease terms ranging from approximately 6 years to 12 years. The five retail properties are ground-floor commercial condominium units with approximately 9,300 square feet situated in three buildings between West 11th and Charles Streets.

Item 9.01  Financial Statements.

(a)(4)  The audited financial statements relating to the portfolio required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K.  The Company will file such audited Financial Statements with the U.S. Securities and Exchange Commission within 71 calendar days of the date of the closing of the acquisition, or December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: December 7, 2010	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors